Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


The Gabelli ABC Fund
    A Series of the Gabelli Investor Funds, Inc.

We hereby consent to the use in the Post-Effective Amendment No. 11 to Registration Statement No. 33-54016 on Form N-1A of our Report of Independent Auditors dated February 11, 2000, accompanying the financial statements of The Gabelli ABC Fund, contained in the Registration Statement and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


GRANT THORNTON LLP


New York, New York
May 1, 2000